SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2008
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)
3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
     On October 29, 2008, BorgWarner Inc. released its financial results for the quarter and nine months ended September 30, 2008. A copy of BorgWarner Inc.’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference (the “Press Release”).
     The information provided in the response to this Item 2.02 and the accompanying Exhibit 99.1 are being furnished under Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure
     On October 29, 2008, BorgWarner Inc. issued a press release regarding $2.1 billion of expected new business for 2009 through 2011. A copy of BorgWarner Inc.’s press release regarding such new business is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.
     The information provided in the response to this Item 7.01 and the accompanying Exhibit 99.2 are being furnished under Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit
Number	Description

99.1	Press release regarding earnings issued by BorgWarner Inc. dated October 29, 2008

99.2	Press release regarding new business issued by BorgWarner Inc. dated October 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.
Date: October 29, 2008	By:	/s/ John Gasparovic
	Name:	John Gasparovic
	Its:	Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release regarding earnings issued by BorgWarner Inc. dated October 29, 2008

99.2	Press release regarding new business issued by BorgWarner Inc. dated October 29, 2008